 CUSIP No. 390752103                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                   MAY 7, 1998
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               MORGAN  STANLEY  DEAN  WITTER  & CO.  AND  MORGAN  STANLEY  ASSET

               MANAGEMENT INC. hereby agree that,  unless  differentiated,  this

               Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MORGAN STANLEY ASSET MANAGEMENT INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.





* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).